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                                                                   EXHIBIT 10.8

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         AMENDMENT TO EMPLOYMENT AGREEMENT as amended and restated as of May 10, 1999 (the "Agreement"), made as of the 1st day of January 2000, between REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation, and WADE H. NICHOLS, capitalized terms used herein without definition being used as defined in the Agreement.

         WHEREAS RCPC wishes to continue the employment of the Executive with the Company, and the Executive wishes to accept continued employment with the Company, on the terms and conditions set forth in this Agreement.

         NOW THEREFORE RCPC and the Executive agree as follows:

         1. Section 1.1 of the Agreement is revised to read in its entirety as follows:

         "RCPC hereby employs the Executive for the Term (as defined in Section 2.1) to render exclusive and full-time services to the Company as chief administrative officer of the Revlon group of companies or in such other executive position of at least an equivalent level consistent with the Executive's business experience and background as may be assigned to the Executive by the Chief Executive Officer of Revlon, Inc., and to perform such other duties consistent with such position (including service as a director or officer of any affiliate of the Company, if elected) as may be assigned to the Executive by the Chief Executive Officer of Revlon, Inc. The Executive's title shall be Executive Vice President and Chief Administrative Officer or such other title of at least equivalent level consistent with the Executive's duties from time to time as may be assigned to the Executive by the Chief Executive Officer of Revlon, Inc."

         2. Section 3.1 of the Agreement is amended by changing the figure "$600,000" appearing therein to the figure "$650,000".

         3. Except as amended hereby, the Agreement shall not be deemed to have been modified or affected in any way, and as amended hereby the Agreement shall remain in full force and effect upon all of its terms and conditions.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the effective date set forth above.

                                       REVLON CONSUMER PRODUCTS CORPORATION.

                                       By: /s/ JEFFREY M. NUGENT
                                           ---------------------
                                           Jeffrey M. Nugent

                                           /s/ WADE H. NICHOLS
                                           -------------------
                                           Wade H. Nichols